Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Daniel Greenberg, Chairman and CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

ELECTRO RENT REPORTS FISCAL 2011 FIRST QUARTER FINANCIAL RESULTS

Improved Rental Demand and Pricing, Telogy Acquisition and Agilent Agreement Help Drive
Year-over-Year Double-Digit Revenue Growth and Triple-Digit Profit Growth

VAN NUYS, Calif. – October 4, 2010 – Electro Rent Corporation (NASDAQ:ELRC) today reported a 58% increase in revenues and triple-digit earnings growth for its first fiscal quarter ended August 31, 2010.

Total revenues for the fiscal 2011 first quarter rose to $50.8 million from $32.2 million for the same period last year.  Rental and lease revenues increased 32% to $28.8 million from $21.7 million for the first quarter of fiscal 2010, reflecting increased rental demand and higher rental prices, as well as added revenues from the acquisition of Telogy, LLC.

Net income grew 152% to $5.2 million, or $0.22 per diluted share, for the fiscal 2011 first quarter, from $2.1 million, or $0.09 per diluted share, for the year-ago period.

Equipment sales and other revenues more than doubled to $22.0 million for the fiscal 2011 first quarter from $10.5 million last year, primarily attributable to increased sales activity related to the company’s agreement as the sole Authorized Technology Partner in the United States and Canada for Agilent Technologies, which more than offset declines in sales of used equipment, finance leases and distribution.

“Buoyed by improving economic conditions, we once again drove double-digit sales increases in the first quarter while growing profits at an even faster rate, and clearly defined our ability to successfully convert increased rentals, the acquisition of Telogy and new sales activity with Agilent into meaningful top and bottom line growth,” said Daniel Greenberg, Chairman and CEO of Electro Rent.  “We remain focused on expanding our revenue generating capabilities and achieving continued profitability by doing what we do best: providing customers with unsurpassed access to the equipment they need and making the most of the select new business opportunities afforded to us by our strengthened marketplace position.”

SG&A expenses for the first quarter of fiscal 2011 were $13.6 million, or 26.7% of total revenues, compared with $10.3 million, or 32.0% of total revenues, for same period last year, with the increase principally attributable to investments in infrastructure in connection with the Agilent agreement.  Total operating expenses rose to $42.3 million for the first quarter of fiscal 2011, versus $28.9 million in the year-ago period, also primarily due to infrastructure investments, as well as higher cost of equipment sales resulting from the company’s Agilent sales agreement.  Interest income was $118,000 for the fiscal 2011 first quarter, compared with $308,000 last year.

Operating profit for the first quarter of fiscal 2011 rose more than 156% to $8.5 million, or 16.8% of total revenues, from $3.3 million, or 10.3% of total revenues, for last year’s fiscal first quarter.

Rental equipment purchases for the fiscal 2011 first quarter totaled $24.9 million, compared with $9.3 million for the first quarter of fiscal 2010.  The book value of Electro Rent's equipment pool at August 31, 2010 was $182.8 million versus $173.6 million at May 31, 2010.

Electro Rent paid dividends of $3.6 million for the first quarter of fiscal 2011.  On an annualized basis, the company’s current quarterly dividend of $0.15 per common share represents a 4.5% yield on the September 30, 2010 closing price of $13.28.

Total shareholders' equity at August 31, 2010 was $228.3 million, or $9.52 per share, versus $230.0 million, or $9.60 per share, at May 31, 2010.

At August 31, 2010, Electro Rent had $40.4 million in cash, cash equivalents and investments, compared with $47.2 million at May 31, 2010.  Electro Rent’s balance sheet remains debt free.  Subsequent to May 31, 2010, the company’s auction rate securities were completely liquidated at par value.

“Our business continues to reflect steadily improving conditions in the sectors of the economy we serve,” Greenberg said.  “The new relationships we have fostered have allowed us to expand the level and quality of the services our customers require, and we are increasingly optimistic about the remainder of the fiscal year as we continue to set the standard in the electronic test equipment rental and sales market.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include, but are not limited to, benefits to be derived from a gradually improving economy, agreement with Agilent and acquisition of Telogy and the ability to convert prospects into tangible results, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial tables follow)

Part I.  FINANCIAL INFORMATION

Item 1. Financial Statements

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands, except per share data)

	Three Months Ended
	August 31,
	2010	2009

Revenues:
Rentals and leases	$28,787	$21,747
Sales of equipment and other revenues	22,038	10,454

Total revenues	50,825	32,201

Operating expenses:
Depreciation of rental and lease equipment	11,656	10,795
Costs of revenues other than depreciation of rental and lease equipment	17,222	7,767
Selling, general and administrative expenses	13,568	10,308
Gain on bargain purchase, net of taxes	(153)	-

Total operating expenses	42,293	28,870

Operating profit	8,532	3,331

Interest income, net	118	308

Income before income taxes	8,650	3,639

Income tax provision	3,429	1,564

Net income	$5,221	$2,075

Earnings per share:
Basic	$0.22	$0.09
Diluted	$0.22	$0.09

Shares used in per share calculation:
Basic	23,964	23,931
Diluted	24,047	23,943

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share numbers)

	August 31,	May 31,
	2010	2010
ASSETS

Cash and cash equivalents	$40,431	$32,906
Investments, trading, at fair value (cost of $14,275)	-	13,323
Put option	-	952
Accounts receivable, net of allowance for doubtful accounts of $471 and $536	26,573	25,670
Rental and lease equipment, net of accumulated depreciation of $181,680 and $177,380	182,794	173,647
Other property, net of accumulated depreciation and amortization of $16,289 and $16,055	13,526	13,585
Goodwill	3,109	3,109
Intangibles, net of amortization of $2,071 and $2,017	1,344	1,398
Other	13,249	11,478
	$281,026	$276,068

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable	$8,849	$8,294
Accrued expenses	20,833	14,240
Deferred revenue	6,178	6,022
Deferred tax liability	16,879	17,550
Total liabilities	52,739	46,106

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par - shares authorized 1,000,000, none issued or outstanding
Common stock, no par - shares authorized 40,000,000; issued and outstanding August 31, 2010 - 23,973,155; May 31, 2010 - 23,960,694	33,913	33,555
Retained earnings	194,374	196,407
Total shareholders' equity	228,287	229,962
	$281,026	$276,068